EXHIBIT 99.1
                                  PRESS RELEASE


               TOP AIR MANUFACTURING, INC. COMMON STOCK DELISTING


         Cedar Falls, IA - December 14, 2000 - Top Air Manufacturing, Inc. (Amex:TPC) announced today its receipt of a notice on December 7, 2000 from the staff of the American Stock Exchange informing the Company that because the Company is no longer in compliance with the Exchange's continued listing guidelines, the Exchange has filed an application with the Securities and Exchange Commission to "strike the Company's Common Stock from listing and registration on the Exchange." The notice stated that the Company's Common Stock is subject to delisting pursuant to Sections 1003(c)(ii) and 1003(c)(iii) of the Exchange's Company Guide, due to the Company's impending liquidation and the Company's belief that its shareholders will not receive any of the proceeds from such liquidation. The Company has informed the Exchange that it does not intend to appeal the determination of the Exchange or request a hearing before a committee of the Exchange.